Exhibit 99.1

Open Text Reports Fourth Quarter and Fiscal Year-End 2009 Financial Results

Waterloo, ON, August 20, 2009 – Open Text(TM) Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its fourth quarter and fiscal year ended June 30, 2009. (1)

Total revenue for the fourth quarter was $203.4 million, up 2% compared to $200.3 million for the same period in the prior fiscal year. License revenue in the fourth quarter was $63.0 million, down 8% compared to $68.2 million in the fourth quarter of the prior fiscal year.

Adjusted net income in the quarter was $39.2 million or $0.73 per share on a diluted basis, up 18% compared to $33.3 million or $0.63 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $19.5 million or $0.36 per share on a diluted basis, compared to $27.3 million or $0.51 per share on a diluted basis for the same period in the prior fiscal year. (2)

Total revenue for fiscal year 2009 was $785.7 million, up 8% compared to $725.5 million for the previous fiscal year. License revenue for fiscal year 2009 was $229.8 million, up 5% compared to $219.1 million in the previous fiscal year.

Adjusted net income for fiscal year 2009 was $132.8 million, or $2.49 per share on a diluted basis, up 24% compared to adjusted net income for the previous fiscal year of $107.0 million, or $2.03 per share on a diluted basis. Net income for fiscal year 2009 in accordance with US GAAP was $56.9 million, or $1.07 per share on a diluted basis, compared to the prior fiscal year’s net income of $53.0 million, or $1.01 per share on a diluted basis. (2)

Operating cash flow in the fourth quarter of fiscal 2009 was $38.6 million, compared to $44.6 million in the fourth quarter of the prior fiscal year. For the full 2009 fiscal year, Open Text generated $176.2 million in operating cash flow compared to $166.0 million in fiscal 2008.

The cash and cash equivalents balance as of June 30, 2009 was $275.8 million. Accounts receivable as of June 30, 2009, totaled $115.8 million, compared to $134.4 million as of June 30, 2008, and Days Sales Outstanding (DSO) was 51 days in the fourth quarter of fiscal 2009, compared to 60 days in the fourth quarter of fiscal 2008.

“I am pleased that we achieved our bottom line target in this quarter and grew adjusted earnings by 24% for the year in this difficult economic environment,” said John Shackleton, President and Chief Executive Officer of Open Text. “Driven by demand for compliance based solutions I remain confident on our future prospects.”

On July 21, 2009 Open Text announced that it had completed the acquisition of all of the issued and outstanding shares of Vignette Corporation.

“With the acquisition of Vignette we solidify our ECM market leadership. We have gained a great customer base and enterprise-level technology that enhances our ECM suite,” said Mr. Shackleton. “We are pleased with how the acquisition is progressing and to date the integration is tracking to plan.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on August 20, 2009 at 5:00 p.m. ET to discuss its final financial results.

Date:	Thursday, August 20, 2009
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3415 800-733-7571 (Toll Free)

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning August 20, 2009 at 7:00 p.m. ET through 11:59 p.m. on September 3, 2009 and can be accessed by dialing 416-640-1917 and using passcode 21310608 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link: http://www.opentext.com/events/wa-event.html?id=6638242

About Open Text

Open Text(TM) is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (x) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2008. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1)	Based on comparison of historical revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.
(2)	In addition to these GAAP and adjusted results the Company has provided financial information that adds back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provide a consistent basis for comparison between quarters and help to more accurately reflect Open Text’s underlying operating results.

(in millions of U.S. dollars except per share data)	Three months ended June 30, 2009
GAAP Revenue	$203.4
Maintenance revenue adjustment for purchase accounting	0.5

Non-GAAP revenue	$203.9

Adjusted Income	$39.2
Maintenance revenue adjustment for purchase accounting	0.5
Net Interest Expense	2.8
Income tax effect	(0.9)

Non-GAAP net income	$41.6

Adjusted EPS Diluted	$0.73
Non GAAP Adjustments (net of tax)
- Maintenance	0.01
- Interest	0.04

Non-GAAP EPS	$0.78

(in millions of U.S. dollars except per share data)	Twelve months ended June 30, 2009
GAAP Revenue	$785.7
Maintenance revenue adjustment for purchase accounting	1.5

Non-GAAP revenue	$787.2

Adjusted Income	$132.8
Maintenance revenue adjustment for purchase accounting	1.5
Net Interest Expense	13.6
Income tax effect	(4.2)

Non-GAAP net income	$143.7

Adjusted EPS Diluted	$2.49
Non GAAP Adjustments (net of tax)
- Maintenance	0.02
- Interest	0.18

Non-GAAP EPS	$2.69

(3)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended June 30, 2009 and 2008:

	Three months ended June 30, 2009	Three months ended June 30, 2008
GAAP based “Net Income”	$19.5	$27.3
Special Charges/(recovery)	1.2	(0.3)
Amortization of intangibles	17.3	18.4
Other (Income)/Expense	3.0	(11.3)
Share-based compensation	1.1	1.0
Tax Impact on Above	(2.9)	(1.8)

Non-GAAP based “Adjusted Net Income”	$39.2	$33.3

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended June 30, 2009 and 2008:

	Three months ended June 30, 2009	Three months ended June 30, 2008
GAAP based “Net Income”	$0.36	$0.51
Special Charges/(recovery)	0.02	(0.01)
Amortization of intangibles	0.32	0.35
Other (Income)/Expense	0.06	(0.21)
Share-based compensation	0.02	0.02
Tax Impact on Above	(0.05)	(0.03)

Non-GAAP based “Adjusted Net Income”	$0.73	$0.63

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the fiscal years ended June 30, 2009 and 2008:

	Twelve months ended June 30, 2009	Twelve months ended June 30, 2008
GAAP based “Net Income”	$56.9	$53.0
Special Charges/(recovery)	14.4	(0.4)
Amortization of intangibles	81.0	72.3
Other (Income)/Expense	3.2	1.0
Share-based compensation	5.0	3.8
Tax Impact on Above	(27.7)	(22.7)

Non-GAAP based “Adjusted Net Income”	$132.8	$107.0

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the fiscal years ended June 30, 2009 and 2008:

	Twelve months ended June 30, 2009	Twelve months ended June 30, 2008
GAAP based “Net Income”	$1.07	$1.01
Special Charges/(recovery)	0.27	(0.01)
Amortization of intangibles	1.52	1.37
Other (Income)/Expense	0.06	0.02
Share-based compensation	0.09	0.07
Tax Impact on Above	(0.52)	(0.43)

Non-GAAP based “Adjusted Net Income”	$2.49	$2.03

(4)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the fourth quarter of Fiscal 2009:

Currencies	% of Revenue	% of Expenses*
EURO	25%	27%
GBP	9%	8%
CHF	7%	4%
CAD	7%	24%
USD	45%	33%
Others	7%	4%

Total	100%	100%

*	Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

(5)	Reconciliation of tax rate reduction on (unaudited) US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for quarters ended September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and year-to-date June 30, 2009.

	Three months ended 9-30-2008	Three months ended 12-31- 2008	Three months ended 3-31-2009	Three months ended 6-30-2009		Year to date Fiscal 2009
GAAP based “Net Income”	$0.28	$0.01	$0.41	$0.37	*	$1.07
Reported Non-GAAP based “Adjusted Net Income”	$0.53	$0.64	$0.59	$0.73		$2.49
Quarterly impact of reduction in year to date tax rate adjustment reflected in Q4	0.01	0.02	0.01	(0.04)
Comparable Non-GAAP based “Tax Rate Effected Adjusted Net Income”	$0.54	$0.66	$0.60	$0.69		$2.49

*	- The Q4 amount is different from the number presented on the consolidated statements of income due to the rounding effect of the deferring amounts of weighted average number of common shares outstanding on a year-to-date basis compared to a quarter-to-date basis.

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

905-762-6121

pmcfeeters@opentext.com

Greg Secord

Vice President, Investor Relations

Open Text Corporation

519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except per share data)

	June 30
	2009	2008
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$275,819	$254,916
Accounts receivable trade, net of allowance for doubtful accounts of $4,208 as of June 30, 2009 and $3,974 as of June 30, 2008	115,802	134,396
Inventory	1,568	—
Income taxes recoverable	4,496	16,763
Prepaid expenses and other current assets	16,604	10,544
Deferred tax assets	20,621	13,455

Total current assets	434,910	430,074
Investments in marketable securities	13,103	—
Capital assets	45,165	43,582
Goodwill	576,111	564,648
Acquired intangible assets	315,048	281,824
Deferred tax assets	69,877	59,881
Other assets	13,064	10,491
Long-term Income taxes recoverable	39,958	44,176

Total assets	$1,507,236	$1,434,676

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$115,018	$99,035
Current portion of long-term debt	3,449	3,486
Deferred revenues	189,397	176,967
Income taxes payable	10,356	13,499
Deferred tax liabilities	508	4,876

Total current liabilities	318,728	297,863
Long-term liabilities:
Accrued liabilities	23,073	20,513
Pension obligation	15,803	—
Long-term debt	299,234	304,301
Deferred revenues	7,914	2,573
Long-term income tax payable	47,131	54,681
Deferred tax liabilities	108,889	109,912

Total long-term liabilities	502,044	491,980
Minority interest	—	8,672
Shareholders’ equity:
Share capital:
52,716,751 and 51,151,666 Common Shares issued and outstanding at June 30, 2009 and June 30, 2008, respectively; Authorized Common Shares: unlimited	457,982	438,471
Additional paid in capital	52,152	39,330
Accumulated other comprehensive income:	71,851	110,819
Retained earnings	104,479	47,541

Total shareholders’ equity	686,464	636,161

Total liabilities and shareholders’ equity	$1,507,236	$1,434,676

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

(Unaudited)

	Year ended June 30,
	2009	2008	2007
Revenues:
License	$229,818	$219,103	$182,507
Customer support	405,310	363,580	287,570
Service and other	150,537	142,849	125,587

Total revenues	785,665	725,532	595,664

Cost of revenues:
License	16,204	15,415	13,652
Customer support	68,902	58,764	46,433
Service and other	118,998	117,037	105,955
Amortization of acquired technology-based intangible assets	47,733	41,515	36,206

Total cost of revenues	251,837	232,731	202,246

Gross profit	533,828	492,801	393,418

Operating expenses:
Research and development	116,164	107,206	79,102
Sales and marketing	186,533	172,873	150,958
General and administrative	73,842	69,985	61,092
Depreciation	12,012	12,017	13,846
Amortization of acquired customer-based intangible assets	33,259	30,759	24,586
Special charges (recoveries)	14,434	(418)	12,908

Total operating expenses	436,244	392,422	342,492

Income from operations	97,584	100,379	50,926

Other income (expense)	(3,187)	(1,023)	1,742
Interest expense	(13,620)	(22,859)	(20,282)

Income before income taxes	80,777	76,497	32,386
Provision for income taxes	23,788	22,993	10,334

Net income before minority interest	56,989	53,504	22,052
Minority interest	51	498	392

Net income for the period	$56,938	$53,006	$21,660

Net income per share - basic	$1.09	$1.04	$0.44

Net income per share - diluted	$1.07	$1.01	$0.43

Weighted average number of Common Shares outstanding - basic	52,030	50,780	49,393

Weighted average number of Common Shares outstanding - diluted	53,271	52,604	50,908

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

(Unaudited)

	Three months ended June 30,
	2009	2008
Revenues:
License	$62,973	$68,151
Customer support	104,494	95,056
Service and other	35,889	37,062

Total revenues	203,356	200,269

Cost of revenues:
License	3,534	4,119
Customer support	18,675	17,683
Service and other	29,100	30,485
Amortization of acquired technology-based intangible assets	13,562	10,615

Total cost of revenues	64,871	62,902

Gross profit	138,485	137,367

Operating expenses:
Research and development	28,829	29,086
Sales and marketing	47,928	51,407
General and administrative	19,238	17,752
Depreciation	3,165	2,372
Amortization of acquired customer-based intangible assets	3,730	7,753
Special charges (recoveries)	1,200	(296)

Total operating expenses	104,090	108,074

Income from operations	34,395	29,293

Other income (expense)	(3,039)	11,318
Interest expense	(2,848)	(736)

Income before income taxes	28,508	39,875
Provision for income taxes	9,027	12,545

Net income before minority interest	19,481	27,330
Minority interest	—	76

Net income for the period	$19,481	$27,254

Net income per share - basic	$0.37	$0.53

Net income per share - diluted	$0.36	$0.51

Weighted average number of Common Shares outstanding - basic	52,648	51,124

Weighted average number of Common Shares outstanding - diluted	53,670	53,068

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASHFLOWS

(In thousands of U.S. Dollars)

	Year ended June 30,
	2009	2008	2007
Cash Flows from operating activities:
Net income for the period	$56,938	$53,006	$21,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,004	84,291	74,638
In-Process Research and Development	121	500	—
Share-based compensation expense	5,032	3,789	5,376
Employee long-term incentive plan	3,880	2,154	—
Excess tax benefits on share-based compensation expense	(8,631)	(1,079)	(1,285)
Undistributed earnings related to minority interest	51	498	392
Pension accruals	1,377	—	—
Amortization of debt issuance costs	1,099	1,220	805
Unrealized loss(gain) on financial instruments	(1,682)	3,178	(380)
Loss on sale or write down of capital assets	353	—	—
Deferred taxes	(9,914)	(24,326)	(19,097)
Impairment of intangible assets	—	—	697
Changes in operating assets and liabilities:
Accounts receivable	43,761	(5,626)	11,089
Inventory	50	—	—
Prepaid expenses and other current assets	(3,130)	(168)	1,425
Income taxes	23,274	12,600	(8,313)
Accounts payable and accrued liabilities	(19,930)	914	6,195
Deferred revenue	(6,861)	33,751	13,746
Other assets	(2,622)	1,274	3,916

Net cash provided by operating activities	176,170	165,976	110,864
Cash Flows from investing activities:
Acquisition of Capital Assets	(12,150)	(6,895)	(5,260)
Purchase of Vizible	(850)	—	—
Purchase of Captaris - net of cash acquired	(101,033)	—	—
Purchase of eMotion LLC- net of cash acquired	(3,635)	—	—
Purchase of a division of Spicer Corporation	(11,437)	—	—
Purchase of Hummingbird	—	—	(384,761)
Purchase of Momentum	—	—	(4,076)
Additional purchase consideration for prior period acquisitions	(4,612)	(1,065)	(2,283)
Purchase of an asset group constituting a business	—	(2,209)	—
Investments in Marketable securities	(8,930)	—	(829)
Acquisition related costs	(18,182)	(18,248)	(39,061)

Net cash used in investing activities	(160,829)	(28,417)	(436,270)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	8,631	1,079	1,285
Proceeds from issuance of Common shares	19,593	12,272	11,734
Proceeds from long-term debt	—	—	390,000
Repayment of long-term debt	(3,426)	(63,616)	(33,247)
Debt Issuance Costs	—	(349)	(7,433)

Net cash provided by (used in) financing activities	24,798	(50,614)	362,339
Foreign Exchange gain (loss) on cash and cash equivalents	(19,236)	17,992	5,692
Increase in cash and cash equivalents during the period	20,903	104,937	42,625
Cash and cash equivalents at the beginning of the period	254,916	149,979	107,354

Cash and cash equivalents at the end of the period	$275,819	$254,916	$149,979

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASHFLOWS

(In thousands of U.S. Dollars)

	Unaudited
	Three months ended June 30
	2009	2008
Cash Flows from operating activities:
Net income for the period	$19,481	$27,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,457	20,740
In-Process Research and Development	—	—
Share-based compensation expense	1,075	994
Employee long-term incentive plan	1,484	664
Excess tax benefits on share-based compensation expense	(249)	(212)
Undistributed earnings related to minority interest	—	76
Pension accruals	253	—
Amortization of debt issuance costs	268	216
Unrealized loss(gain) on financial instruments	(1,548)	(2,401)
Loss on sale or write down of capital assets	—	—
Deferred taxes	(6,337)	(19,707)
Changes in operating assets and liabilities:
Accounts receivable	(4,136)	1,392
Inventory	370	—
Prepaid expenses and other current assets	295	1,840
Income taxes	13,618	6,708
Accounts payable and accrued liabilities	1,247	8,763
Deferred revenue	(5,557)	(2,304)
Other assets	(2,094)	588

Net cash provided by operating activities	38,627	44,611
Cash Flows from investing activities:
Acquisition of Capital Assets	(5,842)	(1,481)
Purchase of Vizible	(850)	—
Additional purchase consideration for prior period acquisitions	—	(614)
Acquisition related costs	(5,604)	(3,341)

Net cash used in investing activities	(12,296)	(5,436)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	249	212
Proceeds from issuance of Common shares	1,919	857
Repayment of long-term debt	(856)	(870)

Net cash provided by (used in) financing activities	1,312	199
Foreign Exchange gain (loss) on cash and cash equivalents	11,128	(220)
Increase in cash and cash equivalents during the period	38,771	39,154
Cash and cash equivalents at the beginning of the period	237,048	215,762

Cash and cash equivalents at the end of the period	$275,819	$254,916